Exhibit 99.1

Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined financial information has been prepared to reflect the proposed merger of PVR Partners, L.P. (“PVR”) with Regency Energy Partner LP (the “Partnership”). The Partnership filed a Current Report on Form 8-K on October 10, 2013 to report that the Partnership, together with RVP LLC, a Delaware limited partnership and a wholly owned subsidiary of the Partnership, and Regency GP LP, a Delaware limited partnership and the general partner of the Partnership, entered into an Agreement and Plan of Merger dated October 9, 2013 with PVR and PVR GP, LLC, a Delaware limited liability company and the general partner of PVR. Pursuant to the agreement, as amended by Amendment No. 1 thereto dated as of November 7, 2013 (the “Merger Agreement”), PVR will merge with and into the Partnership (the “Merger”), with the Partnership continuing its existence under Delaware law as the surviving entity in the Merger.

The Merger Agreement provides that, at the effective time of the merger, each PVR common unit and Class B unit issued and outstanding or deemed issued and outstanding as of immediately prior to the effective time will be converted into the right to receive the merger consideration (the “Merger Consideration”), consisting of (i) 1.020 Partnership common units and (ii) an amount of cash equal to the difference (if positive) between (x) the PVR annualized distribution and (y) the Partnership’s adjusted annualized distribution. The PVR annualized distribution is the product of four and the amount of the quarterly cash distribution most recently declared by PVR prior to the closing of the Merger. The Partnership’s adjusted annualized distribution is the product of four and the amount of the quarterly cash distribution most recently declared by the Partnership prior to the closing of the Merger, multiplied by the exchange ratio of 1.020.

Except as otherwise expressly provided in the original grant terms of a particular award, each phantom PVR common unit that was granted under a PVR equity incentive plan and that is outstanding immediately prior to the effective time, automatically and without any action on the part of the holder of such phantom PVR common unit, will at the effective time vest in full (in the case of performance-based phantom PVR common units, based on achievement of target level of performance), the restrictions with respect thereto will lapse, and each PVR common unit deemed to be issued in settlement thereof will be deemed issued and outstanding as of immediately prior to the effective time and at the effective time will be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement. In addition, any then-accumulated distribution equivalents payable pursuant to distribution equivalent rights with respect to each phantom PVR common unit that vests in accordance with the Merger Agreement will at the effective time and without any action on the part of any holder thereof vest in full and become immediately payable in cash in accordance with the terms of the Merger Agreement. Each restricted PVR common unit that was granted under a PVR equity incentive plan and that is outstanding immediately prior to the effective time, automatically and without any action on the part of the holder of such restricted PVR common unit, will at the effective time vest in full and the restrictions with respect thereto will lapse, and each restricted PVR common unit will be treated as an issued and outstanding PVR common unit as of immediately prior to the effective time and at the effective time will be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement. Restrictions with respect to each deferred PVR common unit that is outstanding immediately prior to the effective time, automatically and without any action on the part of the holder of such deferred PVR common unit, will at the effective time lapse, and each deferred PVR common unit will be treated as an issued and outstanding PVR common unit as of immediately prior to the effective time and at the effective time will be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.

The accounting for an acquisition of a business is based on the authoritative guidance for business combinations. Purchase accounting requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the date the merger is completed. The allocation of the purchase price is dependent upon certain valuations of PVR’s assets and liabilities and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments reflect the assets and liabilities of PVR at their preliminary estimated fair values. Differences between these preliminary estimates and the final purchase accounting will occur, and these differences could have a material impact on the unaudited pro forma combined per unit information set forth in the following table.

The unaudited pro forma combined balance sheet reflects the transaction described above and the pro forma adjustments as though the Merger occurred on September 30, 2013, while the unaudited pro forma combined statement of operations reflects the transaction as though the Merger occurred as of January 1, 2012. The pro forma adjustments were prepared applying the rules established by the Securities and Exchange Commission in Article 11 of Regulation S-X. As discussed above, the Partnership did not reflect fair value adjustments for non-current assets and liabilities of PVR. Certain historical amounts of PVR have been reclassified to conform to the Partnership’s presentation.

The historical financial information included in the columns entitled “Partnership” was derived from the unaudited financial statements included in the Partnership’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013 and its Annual Report on Form 10-K for the year ended December 31, 2012, as retrospectively adjusted on Form 8-K filed on August 9, 2013. The historical financial information included in the columns entitled “PVR” was derived from PVR’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013, and the Annual Report on Form 10-K for the year ended December 31, 2012.

The unaudited pro forma combined financial information is based on assumptions that the Partnership believes are reasonable under the circumstances and are intended for informational purposes only. Actual results may differ from the estimates and assumptions used. The unaudited pro forma combined financial information is not necessarily indicative of the financial results that would have occurred if these transactions had taken place on the dates indicated, nor is it indicative of future consolidated results.

Regency Energy Partners LP

Unaudited Pro Forma Combined Balance Sheet

September 30, 2013

(in millions)

	Partnership	PVR	Combined Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$12	$8	$20	$—	b	$20
Trade accounts receivable, net of allowance	60	43	103	—		103
Accrued revenues	214	88	302	—		302
Related party receivables	18	5	23	—		23
Other current assets	63	6	69	—		69

Total current assets	367	150	517	—		517

Property, Plant and Equipment:
Property, plant and equipment	4,812	2,772	7,584	(606)	d	6,978
Less accumulated depreciation	(570)	(606)	(1,176)	606	d	(570)

Property, plant and equipment, net	4,242	2,166	6,408	—		6,408

Other Assets:
Investment in unconsolidated affiliates	2,081	58	2,139	—		2,139
Other, net	58	58	116	—		116

Total other assets	2,139	116	2,255	—		2,255

Intangible Assets and Goodwill:
Intangible assets, net of accumulated amortization	690	598	1,288	—		1,288
Goodwill	1,128	70	1,198	2,612	e	3,810

Total intangible assets and goodwill	1,818	668	2,486	2,612		5,098

TOTAL ASSETS	$8,566	$3,100	$11,666	$2,612		$14,278

LIABILITIES & PARTNERS’ CAPITAL AND NONCONTROLLING INTEREST
Current Liabilities:
Drafts payable	$17	$—	$17	$—		17
Trade accounts payable	134	65	199	—		199
Accrued cost of gas and liquids	163	54	217	—		217
Related party payables	57	—	57	—		57
Accrued interest	52	40	92	—		92
Other current liabilities	60	6	66	—		66

Total current liabilities	483	165	648	—		648

Long-term derivative liabilities	23	—	23	—		23
Other long-term liabilities	38	31	69	—		69
Long-term debt, net	2,976	1,633	4,609	—		4,609

Commitments and contingencies

Series A Preferred Units	32	—	32	—		32

Partners’ Capital and Noncontrolling Interest:
Common units, including $412 and $197 Class B units and Special Units of PVR, respectively	3,990	1,271	5,261	3,843	a	7,873
				40	b
				(1,271)	c
Class F common units	145	—	145	—		145
General partner interest	783	—	783	—		783

Total partners’ capital	4,918	1,271	6,189	2,612		8,801
Noncontrolling interest	96	—	96	—		96

Total partners’ capital and noncontrolling interest	5,014	1,271	6,285	2,612		8,897

TOTAL LIABILITIES AND PARTNERS’ CAPITAL AND NONCONTROLLING INTEREST	$8,566	$3,100	$11,666	$2,612		$14,278

See accompanying notes to unaudited pro forma combined financial information

Regency Energy Partners LP

Unaudited Pro Forma Combined Statement of Operations

For the Nine Months Ended September 30, 2013

(in millions except unit data and per unit data)

	Partnership	PVR	Combined Historical	Pro Forma Combined
REVENUES
Gas sales, including related party amounts	$600	$283	$883	$883
NGL sales, including related party amounts	766	299	1,065	1,065
Gathering, transportation and other fees, including related party amounts	405	144	549	549
Net realized and unrealized loss from derivatives	—	(1)	(1)	(1)
Other	73	85	158	158

Total revenues	1,844	810	2,654	2,654

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	1,309	489	1,798	1,798
Operation and maintenance	220	50	270	270
General and administrative, including related party amounts	64	40	104	104
Loss on asset sales, net	1	—	1	1
Depreciation and amortization	207	138	345	345

Total operating costs and expenses	1,801	717	2,518	2,518

OPERATING INCOME	43	93	136	136

Income from unconsolidated affiliates	103	1	104	104
Gain on sale of investment in unconsolidated affiliates	—	14	14	14
Interest expense, net	(119)	(78)	(197)	(197)
Loss on debt refinancing, net	(7)	—	(7)	(7)
Other income and deductions, net	3	1	4	4

INCOME BEFORE INCOME TAXES	23	31	54	54
Income tax benefit	(1)	—	(1)	(1)

NET INCOME	$24	$31	$55	$55
Net income attributable to noncontrolling interest	(4)	—	(4)	(4)

NET INCOME ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$20	$31	$51	$51

Amounts attributable to Series A preferred units	5			5
General partner’s interest, including IDRs	8			15
Beneficial conversion feature for Class F common units	3			3
Pre-acquisition loss from SUGS allocated to predecessor equity	(36)			(36)

Limited partners’ interest in net income	$40			$64

Basic and diluted net income per common unit
Amount allocated to common units	$40			$64
Weighted average number of common units outstanding	191,334,032			330,842,613
Basic income per common unit	$0.21			$0.19
Diluted income per common unit	$0.21			$0.18
Amount allocated to Class F common units due to beneficial conversion feature	$3			$3
Total number of Class F units outstanding	6,274,483			6,274,483
Income per Class F unit due to beneficial conversion feature	$0.45			$0.45

See accompanying notes to unaudited pro forma combined financial information

Regency Energy Partners LP

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2012

(in millions except unit data and per unit data)

	Partnership	PVR	Combined Historical	Pro Forma Combined
REVENUES
Gas sales, including related party amounts	$508	$315	$823	$823
NGL sales, including related party amounts	991	425	1,416	1,416
Gathering, transportation and other fees, including related party amounts	401	101	502	502
Net realized and unrealized gain from derivatives	23	2	25	25
Other	77	138	215	215

Total revenues	2,000	981	2,981	2,981

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	1,387	630	2,017	2,017
Operation and maintenance	228	68	296	296
General and administrative, including related party amounts	100	62	162	162
Loss (gain) on asset sales, net	3	(31)	(28)	(28)
Impairments of long-lived assets	—	125	125	125
Depreciation and amortization	252	127	379	379

Total operating costs and expenses	1,970	981	2,951	2,951

OPERATING INCOME	30	—	30	30

Income (loss) from unconsolidated affiliates	105	(2)	103	103
Interest expense, net	(122)	(69)	(191)	(191)
Loss on debt refinancing, net	(8)	—	(8)	(8)
Other income and deductions, net	29	—	29	29

INCOME (LOSS) BEFORE INCOME TAXES	34	(71)	(37)	(37)
Income tax expense	—	—	—	—

NET INCOME (LOSS)	$34	$(71)	$(37)	$(37)
Net income attributable to noncontrolling interest	(2)	—	(2)	(2)

NET INCOME (LOSS) ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$32	$(71)	$(39)	$(39)

Amounts attributable to Series A preferred units	10			10
General partner’s interest, including IDRs	9			14
Pre-acquisition loss from SUGS allocated to predecessor equity	(14)			(14)

Limited partners’ interest in net income	$27			$(49)

Basic and diluted net income (loss) per common unit
Amount allocated to common units	$27			$(49)
Weighted average number of common units outstanding	167,492,735			307,001,316
Basic income (loss) per common unit	$0.16			$(0.16)
Diluted income (loss) per common unit	$0.13			$(0.16)

See accompanying notes to unaudited pro forma combined financial information

Regency Energy Partners LP

Notes to Unaudited Pro Forma Combined Financial Information

The following notes discuss the columns presented and the entries made to the unaudited pro forma combined financial information.

Partnership

This column represents the historical unaudited consolidated balance sheet and statement of operations of the Partnership as of and for the nine months ended September 30, 2013 and the audited statement of operations of the Partnership for the year ended December 31, 2012. These financial statements were derived from the unaudited financial statements included in the Partnership’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013 and the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012, as retrospectively adjusted on Form 8-K on August 9, 2013. The Partnership has not included pro forma adjustments for the debt it anticipates to incur and related interest expense for merger-related expenses.

PVR

This column represents the historical unaudited consolidated balance sheet and statement of operations of PVR as of and for the nine months ended September 30, 2013 and the audited statement of operations of PVR for the year ended December 31, 2012. These financial statements were derived from PVR’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013 and PVR’s Annual Report on Form 10-K for the year ended December 31, 2012. Certain historical amounts of PVR have been reclassified to conform to the Partnership’s presentation.

Pro Forma Adjustments

a.	Represents the value of the common units issued by the Partnership for the unit-for-unit consideration to be paid to the holders of PVR common units and Class B units of 1.020 common units of the Partnership per PVR unit, using the Partnership’s common unit closing price on October 9, 2013 of $27.83. On November 7, 2013, the PVR Special Units converted on a one-for-one basis into PVR common units, and, immediately prior to the effective time of the merger, all outstanding PVR Class B units converted on a one-for-one basis into PVR common units.

b.	Represents the common units issued by the Partnership for cash to fund the consideration of the one-time cash payment to be paid to the holders of PVR units, equal to the difference (if positive) between (x) the PVR annualized distribution and (y) the Partnership’s adjusted annualized distribution. The PVR annualized distribution is the product of four and the amount of the quarterly cash distribution most recently declared by PVR prior to the closing of the merger. The Partnership’s adjusted annualized distribution is the product of four and the amount of the quarterly cash distribution most recently declared by Partnership prior to the closing of the merger, multiplied by the exchange ratio of 1.020. Based on the most recently declared quarterly distributions declared by PVR and the Partnership of $0.55 and $0.47, respectively, the resulting cash payment would be approximately $0.28 per PVR unit. The Partnership assumed that the cash payment occurred either simultaneously or immediately following the Partnership’s issuance of common units constituting merger consideration.

c.	Represents the elimination of existing PVR common units, Class B units and Special Units.

d.	Represents the elimination of existing accumulated depreciation.

e.	Represents the preliminary, estimated value of goodwill recorded as a result of issuing the merger consideration. The Partnership assumed that the book value recorded as of September 30, 2013 approximated fair value.